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                                                                     Exhibit 5.1


                           Milbank, Tweed, Hadley & McCloy
                               1 Chase Manhattan Plaza
                                  New York, NY 10005



                                                                    May 24, 1996

Alliance Gaming Corporation
4380 Boulder Highway
Las Vegas, Nevada 89121

    Re:  Alliance Gaming Corporation
         Senior Secured Notes due 2003

Ladies and Gentlemen:

    We are acting as special counsel for Alliance Gaming Corporation, a Nevada corporation ("Alliance"), in connection with the proposed offering (the "Offering") of $140,000,000 principal amount of Alliance's Senior Secured Notes due 2003 (the "Notes"). The Notes are to be issued pursuant to an Indenture (the "Indenture") proposed to be entered into between Alliance and United States Trust Company of New York, as trustee. The Notes are to be guaranteed by certain subsidiaries of Alliance, identified in the Indenture (the "Guarantors") pursuant to guarantees set forth in the Indenture (the "Guarantees", and together with the Notes, the "Securities"). In connection with the Offering, Alliance has filed a registration statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering the Securities under the Securities Act of 1933, as amended.

    We have examined originals, or copies certified to our satisfaction, of such corporate records of Alliance and the Guarantors, certificates of public officials, certificates of officers and representatives of Alliance and the Guarantors and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of Alliance and the Guarantors and other appropriate persons and statements contained in the Registration Statement.

    Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that when the Indenture is duly authorized,


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executed and delivered, and when the Securities have been duly authorized, executed, authenticated and issued in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the underwriting agreement pursuant to which the Securities will be offered, the Securities will constitute legal, valid and binding obligations of Alliance or the Guarantors, as the case may be, entitled to the benefits of, and subject to the provisions of, the Indenture, and except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights, and (b) that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

    We wish to point out that the obligations of Alliance and the Guarantors, and the rights and remedies of the trustee, under the Indenture may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, but such limitations do not in our opinion (but subject to the foregoing qualifications) make the remedies and procedures that will be afforded to the trustee inadequate for the practical realization of the substantive benefits purported to be provided to the trustee by the Indenture.

    We do not express any opinion as to the applicability to the obligations of any Guarantor (or the enforceability of such obligations) of Section 548 of chapter 11 of Title 11 of the United States Code, as amended, or any other provision of law related to fraudulent conveyances, transfers or obligations.

    We do not express any opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

    We hereby consent to the reference to us under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,



                                       Milbank, Tweed, Hadley & McCloy